UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 26, 2007
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On November 26, 2007, Wayne D. Fredrick, Executive Vice President of Sales of Associated Materials Incorporated (“AMI” or the “Company”), which is an indirect subsidiary of AMH Holdings, Inc., informed the Company of his decision to retire from his position effective March 31, 2008. David L. King, currently serving as the Company’s Vice President — National Credit Manager, has been promoted to the role of Vice President — AMI Sales. Mr. King will immediately begin working with Mr. Fredrick for a transition period and will assume Mr. Fredrick’s responsibilities upon his retirement. The terms and conditions of Mr. Fredrick’s Employment Agreement have previously been disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2006, and the Company’s Annual Report on Form 10-K for the year ended December 30, 2006 filed with the SEC on March 23, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, INC.
DATE: November 29, 2007	By:	/s/ Cynthia L. Sobe
Cynthia L. Sobe
Vice President -- Finance, Interim Chief Financial Officer, Treasurer and Secretary

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